Exhibit 10.2

PARKS! AMERICA, INC,

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Agreement”) is hereby entered into and made effective as of May 22, 2024 (the “Effective Date”), by and between Parks! America, Inc., a Nevada corporation, with its principal place of business located at 1300 Oak Grove Road Pine Mountain, Georgia 31822 (the “Company”), and Todd R. White of 16600 N Thompson Peak Pkwy, Unit 1069, Scottsdale, AZ 85260 (“White”).

RECITALS

1. The Company and White entered into an Employment Agreement as of January 1, 2024 (the “Employment Agreement”) in connection with his engagement as Chief Financial Officer of the Company.

2. The Company and White desire to amend the Employment Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

2. Termination of Employment Following a Change-in-Control. Article X, Section 4 of the Employment Agreement is hereby amended to clarify the Company’s obligations to White in the event that White’s employment terminates following a “Change-in-Control” (as defined below). Accordingly, Article X, Section 4 is hereby amended and restated in its entirety as follows:

“4. Sale/Take-Over Termination Bonus (Change-In-Control). If, following a “Change-in-Control” (as defined below), (i) White’s employment is terminated by the Company (or there is a deemed termination as a result of a material change in White’s responsibilities or employment circumstances) or (ii) White resigns as a result of a “Board Change-in-Control-Event” (as defined below), White shall be entitled to a termination payment of $95,000 and no release in favor of the Company shall be required.”

For purposes hereof, a “Change-in-Control” shall mean (i) a transaction or series of related transactions in which any “person” or “group” becomes the owner or beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding voting securities of the Company, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company immediately prior to such transaction retain at least a majority of the total voting power immediately after such transaction, (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company; or (iv) if two (2) or more individuals are elected or appointed to the Board of Directors as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the “Incumbent Board” (as defined below) including by reason of any agreement intended to avoid or settle any such proxy contest (a “Board Change in Control Event”).

For purposes of this section, “Incumbent Board” shall mean the individuals who are members of the Board of Directors of the Company as of the date of this Agreement (the “Incumbent Board”) provided, however, that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the then-Incumbent Board including by reason of any agreement intended to avoid or settle any such proxy contest shall be considered a member of the Incumbent Board.”

4. No Further Amendment. Except as amended hereby, the Company and White hereby agree that the Agreement shall remain unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original copy of this Amendment and both of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.

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IN WITNESS WHEREOF this Agreement is hereby executed and made effective the day and year first above written.

PARKS! AMERICA, INC.

By:	/s/ Jeffrey A. Lococo
Jeffrey A. Lococo, Director

/s/ Todd R. White
Todd R. White, Individually

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